Exhibit 99.1

FOR IMMEDIATE RELEASE

ENERJEX RESOURCES ANNOUNCES PRICING OF $2.3 MILLION PUBLIC OFFERING OF NON-DILUTIVE 10% SERIES A PERPETUAL PREFERRED STOCK

San Antonio, Texas (May 8, 2015) – EnerJex Resources, Inc. (NYSE MKT: ENRJ) (NYSE MKT: ENRJ.PR) (“EnerJex” or the “Company”), an independent exploration and production company focused on the acquisition and development of oil and natural gas properties located in the Rocky Mountain and Mid-Continent regions of the United States, announced today that it has priced a public offering of 183,433 shares of its 10% Series A Cumulative Redeemable Perpetual Preferred Stock at $12.50 per share for gross proceeds of $2.3 million. The offering is expected to settle and close on May 13, 2015, subject to customary closing conditions.

The 10% Series A Cumulative Redeemable Perpetual Preferred Stock trades on the NYSE MKT under the symbol “ENRJPR”. The preferred stock is not convertible into common shares of EnerJex and no warrants were issued to the investors or underwriters in conjunction with the offering.

EnerJex intends to use the net proceeds of this offering for general corporate purposes, including capital expenditures, working capital, Preferred Stock dividends, and repayment of outstanding borrowings under its senior credit facility.

Northland Capital Markets and Euro Pacific Capital acted as joint book-running managers of the offering. ‘Northland Capital Markets’ is the trade name for certain capital market and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

The offering was made pursuant to a registration statement on Form S-3 (File No. 333-199030) previously filed and declared effective by the U.S. Securities and Exchange Commission (SEC). This offering is being made solely by means of a prospectus, copies of which may be obtained from the SEC’s website at www.sec.gov or from either of the following:

Northland Capital Markets

Carl Goltermann

45 South 7th Street, Suite 2000

Minneapolis, MN 55402

(949) 600-4100

cgoltermann@northlandcapitalmarkets.com

Euro Pacific Capital

Jayson Schroeder

1201 Dove Street, Suite 200

Newport Beach, CA 92660

(949) 732-3543

jschroeder@europac.net

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.463.9297 | WWW.ENERJEX.COM

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About EnerJex Resources, Inc.

EnerJex Resources, Inc. (NYSE MKT: ENRJ) (NYSE MKT: ENRJ.PR) is an independent exploration and production company focused on the acquisition and development of oil and natural gas properties located in the Rocky Mountain and Mid-Continent regions of the United States. The Company owns oil and gas leases covering nearly 100,000 acres in multiple prolific hydrocarbon basins located in Colorado, Kansas, Nebraska, and Texas.

EnerJex's producing assets are characterized by long-lived reserves with low production decline rates, and the Company has identified more than 500 drilling locations within its existing properties. Through its large acreage footprint in the Denver-Julesburg ("DJ") Basin, EnerJex also has exposure to emerging oil resource plays including the horizontal Niobrara and Codell plays in Weld County, Colorado. The Company's management team has more than 100 years of combined experience in the oil and gas exploration and production industry, including geology, engineering, operations, and finance. EnerJex's headquarters are located in San Antonio, Texas, and additional information is available on its website at www.enerjex.com.

Forward-Looking Statements

This press release and the materials referenced herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give EnerJex's current expectations or forecasts of future events. The statements in this press release regarding the completion, timing and use of proceeds expected to be received from the offering, any implied or perceived benefits from any current or future transaction, and any other effects resulting from any of those matters, are forward-looking statements. Such statements involve material risks and uncertainties, including but not limited to: whether newly drilled or newly acquired properties will produce at levels consistent with management's expectations; market conditions; whether we will experience equipment failures and, if they materialize, whether EnerJex will be able to fund repair work without materially impairing planned production levels or the availability of capital for further production increases; the ability of EnerJex to meet its loan covenants under the debt facility that is expected to fund the costs of the new wells and to obtain financing from other sources for continued drilling; the costs of operations; delays, and any other difficulties related to producing oil; the ability of EnerJex to integrate the newly producing assets; the ability to retain necessary skilled workers to operate the new producing wells; the price of oil; EnerJex's ability to market and sell produced minerals; the risks and effects of legal and administrative proceedings and governmental regulation; future financial and operational results; competition; general economic conditions; the ability to manage and continue growth; and the ability of management to successfully integrate Black Raven. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in EnerJex’s preliminary prospectus supplement, Annual Report on Form 10-K for the year ended December 31, 2015 and other documents filed with the SEC from time to time. EnerJex undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. EnerJex's production forecasts are dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. Although EnerJex believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.463.9297 | WWW.ENERJEX.COM

Contact

EnerJex Resources, Inc.

Robert Watson, Jr., CEO

Phone: (210) 451-5545

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.463.9297 | WWW.ENERJEX.COM